ENTERGY LOUISIANA, INC.
                            JOURNAL ENTRIES
                             (In Thousands)

                              Entry No. 1
Cash                                       $ 1,008,180
Unamortized Debt Expense                        11,820
     First Mortgage Bonds                                  $600,000
     Tax-Exempt Bonds                                       420,000


To record the sale of $600 million of First Mortgage Bonds and $420 million of Tax-Exempt Bonds


                              Entry No. 2
Interest on Long-Term Debt                 $    72,750
     Cash                                                  $ 72,750

To record an increase in annual interest expense for new First Mortgage Bonds (assuming 7.75% interest rate) and Tax-Exempt Bonds (assuming 6.25% interest rate


                              Entry No. 3
First Mortgage Bonds                       $   601,521
Tax-Exempt Bonds                               378,241
Unamortized Loss on Reacquired Debt             40,547
Unamortized Premium - Long-Term Debt               106
Unamortized Gain on Reacquired Debt                882
     Unamortized Debt Expense                              $  8,213
     Unamortized Discount - Long-Term Debt                    4,669
     Cash                                                 1,008,415

To record the acquisition of various series of First Mortgage Bonds and Tax-Exempt Bonds


                                Entry No. 4
Cash                                       $    75,343
     Interest on Long-Term Debt                          $   75,343

To record the decrease in interest expense due to the acquisition of various series of First Mortgage Bonds and Tax Exempt Bonds


                                Entry No. 5
Income Taxes                               $       998
            Cash                                         $      998

To record the increase in income taxes due to the reduced interest expense in connection with this filing


                                Entry No. 6
Cash                                       $   250,545
Unamortized Expense on Company-Obligated
 Mandatorily Redeemable Preferred Securities
 of Subsidiary Trust Holding Solely Junior
 Subordinated Deferrable Debentures (QUIPS)      9,455

     Company-Obligated Mandatorily Redeemable
      Preferred Securities of Subsidiary Trust
      Holding Solely Junior Subordinated
      Deferrable Debentures (QUIPS)                      $  260,000

To record issuance of $260 million of company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable debentures


                                Entry No. 7
Distributions on Preferred Securities of   $    20,800
  Subsidiary
     Cash                                                $   20,800

To record an increase in annual dividend requirements for new Preferred Securities of Subsidiary (Assuming 8.0% rate)


                                Entry No. 8
Preferred Stock                            $   185,500
QUIPS                                           70,000
Adjustments to Retained Earnings                 5,968
     Unamortized Expense on Issuance of                  $    2,395
      QUIPS
     Capital Stock Expense and Other                          2,313
     Cash                                                   256,760

To record the acquisition of various series of Preferred Stock and of company-obligated mandatorily preferred securities of subsidiary trust holding solely junior subordinated deferrable debentures

                                Entry No. 9
Cash                                       $    19,314
     Distributions on Preferred                          $    6,300
      Securities of Subsidiary
     Preferred Dividends                                     13,014

To record the decrease in distributions on preferred securities of subsidiary and preferred dividends due to the acquisition of various series of Preferred Stock


                                 Entry No. 10
Cash                                       $     5,534
     Income Taxes                                        $    5,534

To record the decrease in income taxes due to the additional distributions on preferred securities of subsidiary in connection with this filing


                                 Entry No. 11
Cash                                       $       807
     Temporary Cash Investments                          $      807



To record the transfer of funds from Temporary Cash Investment to Cash. Investments are assumed to be short-term since the proceeds from this transaction will be used to fund construction expenditures, to meet long-term debt maturities and to satisfy sinking fund requirements and for other lawful corporate purposes. Consequently, any resulting interest income would be immaterial.


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
                          ENTERGY LOUISIANA INC.
                        PRO FORMA BALANCE SHEETS
                           SEPTEMBER 30, 1997
                             (Unaudited)

                                                                            Adjustments to Reflect
                                                                             Transactions Proposed
                                                                    Before        In Present              After
                      ASSETS                                     Transaction        Filing            Transaction
                                                                            (In Thousands)
    Cash                                                           $10,477                                $10,477
    Temporary cash investments - at cost,
      which approximates market                                     31,856           (807)                 31,049
                                                                ----------        -------              ----------
           Total cash and cash equivalents                          42,333           (807)                 41,526

  Accounts receivable:
    Customer (less allowance for doubtful accounts
     of $1.4 million)                                              110,004                                110,004
    Associated companies                                            14,884                                 14,884
    Other                                                            7,033                                  7,033
    Accrued unbilled revenues                                       72,507                                 72,507
  Deferred fuel costs                                               13,051                                 13,051
  Materials and supplies - at average cost                          84,535                                 84,535
  Deferred nuclear refueling outage costs                           35,176                                 35,176
  Prepaid income tax                                                 2,403                                  2,403
  Prepayments and other                                              8,007                                  8,007
                                                                ----------        -------              ----------
           Total                                                   389,933           (807)                389,126
                                                                ----------        -------              ----------

Other Property and Investments:
  Nonutility property                                               22,525                                 22,525
  Decommissioning trust fund                                        60,721                                 60,721
  Investment in subsidiary companies - at equity                    14,230                                 14,230
                                                                ----------        -------              ----------
           Total                                                    97,476                                 97,476
                                                                ----------        -------              ----------

Utility Plant:
  Electric                                                       5,080,354                              5,080,354
  Property under capital leases                                    232,582                                232,582
  Construction work in progress                                     37,214                                 37,214
  Nuclear fuel under capital lease                                  66,953                                 66,953
  Nuclear fuel                                                       3,067                                  3,067
                                                                ----------        -------              ----------
           Total                                                 5,420,170                              5,420,170
  Less - accumulated depreciation and amortization               2,001,376                              2,001,376
                                                                ----------        -------              ----------
           Utility plant - net                                   3,418,794                              3,418,794
                                                                ----------        -------              ----------

Deferred Debits and Other Assets:
  Regulatory assets:
    SFAS 109 regulatory asset - net                                282,043                                282,043
    Unamortized loss on reacquired debt                             34,489         40,547                  75,036
    Other regulatory assets                                         23,661                                 23,661
  Other                                                             27,341         10,667                  38,008
                                                                ----------        -------              ----------
           Total                                                   367,534         51,214                 418,748
                                                                ----------        -------              ----------
           TOTAL                                                $4,273,737        $50,407              $4,324,144
                                                                ==========        =======              ==========

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


                          ENTERGY LOUISIANA INC.
                         PRO FORMA BALANCE SHEETS
                           SEPTEMBER 30, 1997
                               (Unaudited)

                                                                                 Adjustments to Reflect
                                                                                 Transactions Proposed
                                                                     Before           In Present            After
        LIABILITIES AND SHAREHOLDERS' EQUITY                      Transaction            Filing         Transaction
                                                                                     (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                                   $35,300                              $35,300
  Accounts payable:
    Associated companies                                               42,800                               42,800
    Other                                                              71,952                               71,952
  Customer deposits                                                    61,399                               61,399
  Taxes accrued                                                       108,290                              108,290
  Accumulated deferred income taxes                                     2,006                                2,006
  Interest accrued                                                     26,083                               26,083
  Dividends declared                                                    3,250                                3,250
  Obligations under capital leases                                     39,828                               39,828
  Other                                                                12,573                               12,573
                                                                   ----------      -------              ----------
           Total                                                      403,481                              403,481
                                                                   ----------      -------              ----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                   813,745                              813,745
  Accumulated deferred investment tax credits                         135,682                              135,682
  Obligations under capital leases                                     27,124                               27,124
  Deferred interest - Waterford 3 lease obligation                     17,550                               17,550
  Other                                                               123,875         (882)                122,993
                                                                   ----------      -------              ----------
           Total                                                    1,117,976         (882)              1,117,094
                                                                   ----------      -------              ----------

Long-term debt                                                      1,338,322       44,801               1,383,123
Preferred stock with sinking fund                                      85,000      (85,000)                      -
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures                     70,000      190,000                 260,000


Shareholders' Equity:
  Preferred stock without sinking fund                                100,500     (100,500)                      -
  Common stock, no par value, authorized
    250,000,000 shares; issued and outstanding
    165,173,180 shares                                              1,088,900                            1,088,900
  Capital stock expense and other                                      (2,321)       2,313                      (8)
  Retained earnings                                                    71,879         (325)                 71,554
                                                                   ----------      -------              ----------
           Total                                                    1,258,958      (98,512)              1,160,446
                                                                   ----------      -------              ----------
           TOTAL                                                   $4,273,737      $ 50,407             $4,324,144
                                                                   ==========      ========             ==========

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


                                ENTERGY LOUISIANA
                         PRO FORMA STATEMENT OF INCOME
                     TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                                  (Unaudited)

                                                                                 Adjustments to Reflect
                                                                                 Transactions Proposed
                                                                 Before                 In Present              After
                                                              Transaction                 Filing             Transaction
                                                                                     (In Thousands)
Operating Revenues                                            $1,804,690                                      $1,804,690
                                                              ----------                 -------              ----------

Operating Expenses:
  Operation and maintenance:
     Fuel, fuel-related expenses, and
       gas purchased for resale                                  429,130                                         429,130
     Purchased power                                             412,697                                         412,697
     Nuclear refueling outage expenses                            14,541                                          14,541
     Other operation and maintenance                             309,789                                         309,789
  Depreciation, amortization, and decommissioning                170,593                                         170,593
  Taxes other than income taxes                                   69,060                                          69,060
  Rate deferrals                                                       -                                               -
  Amortization of rate deferrals                                  19,324                                          19,324
                                                              ----------                 -------              ----------
        Total                                                  1,425,134                                       1,425,134
                                                              ----------                 -------              ----------

Operating Income                                                 379,556                                         379,556
                                                              ----------                 -------              ----------

Other Income:
  Allowance for equity funds used
   during construction                                             1,188                                           1,188
  Miscellaneous - net                                               (115)                                           (115)
                                                              ----------                 -------              ----------
        Total                                                      1,073                                           1,073
                                                              ----------                 -------              ----------

Interest Charges:
  Interest on long-term debt                                     118,425                  (2,593)                115,832
  Other interest - net                                             6,063                                           6,063
  Distributions on preferred securities of subsidiary              6,300                  14,500                  20,800
  Allowance for borrowed funds used
   during construction                                            (1,600)                                         (1,600)
                                                              ----------                 -------              ----------
        Total                                                    129,188                  11,907                 141,095
                                                              ----------                 -------              ----------

Income Before Income Taxes                                       251,441                 (11,907)                239,534

Income Taxes                                                     104,436                  (4,536)                 99,900
                                                              ----------                 -------              ----------

Net Income                                                       147,005                  (7,371)                139,634

            Preferred Stock Dividend Requirements
  and Other                                                       13,587                 (13,014)                    573
                                                              ----------                 -------              ----------

Earnings Applicable to Common Stock                             $133,418                  $5,643                $139,061
                                                              ==========                 =======              ==========

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

                        ENTERGY LOUISIANA STATES, INC
                  PRO FORMA STATEMENT OF RETAINED EARNINGS
                   TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                                (Unaudited)

                                                         Adjustments to Reflect
                                                         Transactions Proposed
                                                Before        In Present        After
                                              Transaction       Filing       Transaction
                                                             (In Thousands)
Retained Earnings - Beginning of period           $128,610                       $128,610
  Add:
    Net income (loss)                              147,005        (7,371)         139,634
                                                  --------      --------         --------
        Total                                      275,615        (7,371)         268,244
                                                  --------      --------         --------
  Deduct:
    Dividends declared:
     Preferred stock                                13,249       (13,014)             235
     Common stock                                  190,100                        190,100
    Preferred stock redemption
     and other                                         387         5,968            6,355
                                                  --------      --------         --------
        Total                                      203,736        (7,046)         196,690
                                                  --------      --------         --------
Retained Earnings, End of Period                  $ 71,879      $   (325)        $ 71,554
                                                  ========      ========         ========


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